UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

DOLPHIN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Florida	001-38331	86-0787790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Alhambra Circle, Suite 1200, Coral Gables, Florida 33134
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (305) 774 -0407

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.015 par value per share	DLPN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of matters to a vote of security holders.

On November 20, 2023, Dolphin Entertainment, Inc., a Florida corporation (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). A total of 30,175,898 votes of the Company’s voting capital stock were present or represented by proxy at the Annual Meeting, representing approximately eighty percent (80%) of the votes entitled to be cast by the Company’s shareholders as of September 25, 2023, the record date for the Annual Meeting.

At the Annual Meeting, two (2) proposals were submitted for a vote of the Company’s shareholders and the related results are as follows:

Proposal No. 1: The election of William O’Dowd, IV, Mirta Negrini, Michael Espensen, Nelson Famadas, Anthony Leo, Nicholas Stanham and Claudia Grillo for terms until the next succeeding annual meeting of shareholders or until such directors’ successor shall have been duly elected and qualified. The shareholders elected the seven (7) directors by the following votes:

Name	For	Withheld	Broker Non-Votes
William O’Dowd, IV	25,439,675	293,814	4,442,409
Mirta Negrini	25,436,255	297,234	4,442,409
Michael Espensen	25,070,476	663,013	4,442,409
Nelson Famadas	25,103,721	629,768	4,442,409
Anthony Leo	25,542,508	190,981	4,442,409
Nicholas Stanham	25,104,052	629,437	4,442,409
Claudia Grillo	25,546,910	186,579	4,442,409

Proposal No. 2: The shareholders ratified Grant Thornton LLP as the Company’s independent registered accounting firm by the following votes:

Votes For	30,089,017
Votes Against	83,692
Abstentions	3,189

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: November 21, 2023	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer